Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,107,662)
Unrealized Gain (Loss) on Market Value of Futures	(6,326,006)
Dividend Income	2,922
Interest Income	73,948
ETF Transaction Fees	700
Total Income (Loss)	$(7,356,098)

Expenses
General Partner Management Fees	$22,690
Professional Fees	10,643
Brokerage Commissions	3,759
Non-interested Directors' Fees and Expenses	413
Prepaid Insurance Expense	266
NYMEX License Fee	567
SEC & FINRA Registration Expense	3,945
Total Expenses	42,283
Expense Waiver	(13,920)
Net Expenses	$28,363
Net Income (Loss)	$(7,384,461)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/18	$48,740,181
Withdrawals (150,000 Shares)	(4,892,466)
Net Income (Loss)	(7,384,461)

Net Asset Value End of Month	$36,463,254
Net Asset Value Per Share (1,200,000 Shares)	$30.39

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596